UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2005

Date of Report (Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lillehei Plaza

St. Paul, Minnesota 55117

(Address of principal executive offices) (Zip Code)

(651) 483-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 16, 2005, pursuant to an Agreement and Plan of Merger dated as of October 15, 2005 by and among St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical”), Apollo Merger Corp., a Texas corporation and wholly-owned subsidiary of St. Jude Medical (“Purchaser”), and Advanced Neuromodulation Systems, Inc., a Texas corporation (“ANS”), Purchaser acquired approximately 78 percent of the outstanding common stock of ANS (not including approximately 11 percent of the outstanding shares of common stock of ANS tendered subject to notices of guaranteed delivery), giving St. Jude Medical control of ANS.  Additionally, on November 18, 2005, St. Jude Medical designated five representatives to serve on ANS’ board of directors, replacing the ANS board members who have resigned and giving St. Jude Medical majority board representation.  Four of the previously elected ANS board members will remain on the ANS board until the merger between the companies is completed.

The initial offering period of Purchaser’s tender offer to purchase all of the outstanding shares of common stock of ANS (the “Offer”) expired at 12:00 midnight, New York City time, on Tuesday, November 15, 2005.

St. Jude Medical and Purchaser announced a subsequent offering period, which commenced at 9:00 a.m., New York City time, on Wednesday, November 16, 2005 and will expire on Monday, November 28, 2005 at 5:00 p.m., New York City time, unless extended. During the subsequent offering period, Purchaser will accept for payment and promptly pay for shares of ANS as they are tendered.  ANS shareholders who tender shares during such period will be paid the same $61.25 per share cash consideration paid during the initial offering period.  Shares tendered during the subsequent offering period may not be withdrawn.  Purchaser may extend the subsequent offering period.  If the subsequent offering period is extended, Purchaser will notify the depositary for the Offer and issue a press release prior to 9:00 a.m., New York City time, on Tuesday, November 29, 2005.

St. Jude Medical’s calculations, based on information obtained from the depositary, indicate that, as of November 18, 2005, 17,977,527 shares have been validly tendered and accepted for payment by Purchaser, representing approximately 89% of the outstanding shares of common stock of ANS.  The consideration for the 17,977,527 shares tendered in the offer totaled approximately $1.1 billion in cash.

Pursuant to the terms and conditions of the Agreement and Plan of Merger, Purchaser will be merged with and into ANS (the “Merger”).  At the time the Merger becomes effective, each outstanding share of common stock of ANS not tendered into the Offer (other than shares held by Purchaser or any subsidiary or affiliate of Purchaser or in the treasury of ANS) will be converted into the right to receive $61.25 per share in cash, without interest.  Following the consummation of the Merger, ANS will continue as the surviving corporation and a wholly-owned subsidiary of St. Jude Medical.  Assuming Purchaser has acquired at least 90% of the outstanding common stock of ANS following the expiration of the subsequent offering period, the Merger is expected to occur promptly thereafter.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

	By:	/s/ KEVIN T. O’MALLEY
	Name:	Kevin T. O’Malley
	Title:	Vice President and General Counsel
Date: November 21, 2005